UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 25, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notification of Failure to Satisfy a Continued Listing Rule or Standard

On August 25, 2015, Axion Power International, Inc. (the “Company”) received a written notification from the Nasdaq Stock Market LLC that it did not meet the minimum of $2,500,000 in stockholders’ equity for continued listing (as set forth in Listing Rule 5550(b)(1)) as a result of the report of shareholders equity of $570,824 in the Company’s Form 10-Q for the period ended June 30, 2015.

The notification does not result in the immediate delisting of the Company's common stock, and its common stock will continue to trade uninterrupted on the Nasdaq Capital Market.

The Company has been provided with a 45 calendar day period (by October 9, 2015) in which to submit a plan to regain compliance. If the plan is accepted, the Company can be granted an extension of up to 180 calendar days to evidence compliance.

The Company is currently looking at all of the options available with respect to regaining such compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 31, 2015

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R. Trego
Chief Financial Officer